EXHIBIT 3.2

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

WESBANCO, INC.

Pursuant to the provisions of Section 1006, Article 10, Chapter 31D of the Code of West Virginia, the undersigned corporation adopted the following Articles of Amendment to its Articles of Incorporation by unanimous approval of the directors as approval of the shareholders was not required by applicable provisions of its Articles of Incorporation:

FIRST:The name of the corporation is Wesbanco, Inc.

SECOND:The following Amendment to the Articles of Incorporation was adopted by the Board of Directors of the corporation on August 27, 2015, in the manner prescribed by W.Va. Code §31D-10-1006 and §31D-6-603:

The corporation has redeemed in full, and hereby cancels, the 75,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, without par value, as set forth in the Certificate of Designations dated December 5, 2008.

THIRD:Article IV of the Articles of Incorporation of Wesbanco, Inc. shall, accordingly, be amended and re-enacted to read as follows:

IV.The total number of shares of all classes of capital stock which the corporation shall have authority to issue shall be 101,000,000 shares, which shall be divided into 100,000,000 shares of common stock of the par value of $2.0833 per share, and 1,000,000 shares of preferred stock, without par value.

Dated this 27th day of August, 2015.

WESBANCO, INC.

By:	/s/ Todd F. Clossin
Todd F. Clossin, President

And	/s/ Linda M. Woodfin
Linda M. Woodfin, Secretary

STATE OF WEST VIRGINIA,

COUNTY OF OHIO, TO-WIT:

I, Karen S. Ellis, a Notary Public, do hereby certify that on this 27th day of August, 2015, personally appeared before me, TODD F. CLOSSIN and LINDA M. WOODFIN, who, being by me first duly sworn, declared that they are the President and Secretary, respectively, of WESBANCO, INC., that they signed the foregoing document as President and Secretary of the corporation, and that the statements therein contained are true.

/s/ Karen S. Ellis
Notary Public
My commission expires:	7/18/2015

(SEAL)

RESTATED

ARTICLES OF INCORPORATION

OF

WESBANCO, INC.

Pursuant to the provisions of W.Va. Code §31D-10-1007, the undersigned corporation, pursuant to a resolution duly adopted by the Board of Directors, hereby adopts the following Restated Articles of Incorporation to consolidate all amendments heretofore adopted into a single document:

I.The name of the Corporation shall be Wesbanco, Inc.

II.The principal office of the Corporation shall be located at One Bank Plaza, in the City of Wheeling, County of Ohio, State of West Virginia.  The Corporation will have no chief works.

III.The objects for which this Corporation is formed are as follows:

(1)To acquire, by purchase or otherwise own, hold, sell, assign, exchange, transfer or in any manner dispose of, shares of the capital stock and other securities of, and bonds or other evidences of indebtedness created by, other corporations, and the rights, privileges, and property, tangible or intangible, of any person, firm, association or corporation; to pay for the same in cash or in stock of the Corporation, or in any other manner, or to acquire the stock of another corporation in exchange for stock of this Corporation; to exercise all rights and privileges inhering in or incidental to, any stock, securities or other property, tangible or intangible, held or owned by the Corporation; and to operate, conduct, manage and supervise and provide services and assistance to, any corporation, firm, or business that may be owned or controlled, directly or indirectly, by the Corporation, or in which the Corporation may have any interest of any kind whatsoever.

(2)To buy, sell, own, rent and lease all real estate, personal property and equipment necessary for, or appropriate to, the conduct of the business of the Corporation or the furtherance of any of its objects and activities.

(3)To borrow or raise money for the conduct of the business of the Corporation, and the accomplishments of its objectives and purposes, and from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage, pledge, conveyance or assignment in trust or otherwise of the whole or any part of the property and assets of the Corporation, and to sell, pledge, or otherwise dispose of such notes, bonds, and other obligations of the Corporation for its corporate purposes.

(4)To do and perform all acts and things which may be necessary for, or suitable to, the conduct of the business of the Corporation, and the accomplishments of its objects and purposes, or which shall be conductive to, or expedient for, the benefit or protection of the Corporation.

IV.The total number of shares of all classes of capital stock which the corporation shall have the authority to issues shall be 101,000,000 shares, which shall be divided into 100,000,000 shares of common stock of the par value of $2.0833 per share, and 1,000,000 shares of preferred stock, without par value.

(1)The designations, powers, rights and preferences, and the qualifications, limitations and restrictions, of the preferred stock shall be as fixed and determined, from time to time, by the Board of Directors, and the Board of Directors is authorized and empowered at any time, and from time to time, to direct and provide for the issuance of shares of preferred stock in one or more classes or series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting power, and with such dividend rights, rates and conditions, and such designations, preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, as shall be fixed and determined, by the Board of Directors, by resolution or resolutions duly adopted.

V.The existence of this Corporation shall be perpetual.

VI.No holder of any share or shares of the capital stock of any class of the Corporation shall have any preemptive right to subscribe to any shares or additional issues of any class of stock of the Corporation, or to any obligations convertible into stock of the Corporation, other than such as the Board of Directors, in its judgment and discretion, from time to time, may determine.

VII.Beginning with the annual meeting of the stockholders to be held on the 4th Wednesday of March, 1981, the Board of Directors shall be divided into three classes, as nearly equal in number as the total number of Directors to be elected will permit, with the term of office of one class expiring at the termination of each of the next three succeeding years.  The term of office of the members of the first class to be elected at the said meeting shall expire at the annual meeting of the stockholders to be held in 1982.  The term of office of the members of the second class to be elected at the said meeting shall expire at the annual meeting of the stockholders to be held in 1983, and the term of office of the members of the third class to be elected at the said meeting shall expire at the annual meeting of the stockholders in the year 1984, and at each annual stockholders meeting thereafter, the successors of the members of the class of Directors whose term expires at each such meeting shall be elected to serve for a term of three years.

VIII.The affirmative vote of the holders of not less than 75 percent of the outstanding shares of the voting stock of the Corporation shall be required to amend, alter, change, or repeal Section VII and this section, being Section VIII, of these Articles of Incorporation.

The foregoing Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended, and supersede the original Articles of Incorporation and all amendments thereto.

IN WITNESS WHEREOF, WESBANCO, INC. has caused this Certificate to be signed by Todd F. Clossin, its President, and attested by Linda M. Woodfin, its Secretary, this 27th day of August, 2015.

WESBANCO, INC.,
a West Virginia corporation,

	By	/s/ Todd F. Clossin
Todd F. Clossin, President & CEO
(CORPORATE SEAL)

ATTEST:

/s/ Linda M. Woodfin
Linda M. Woodfin, Secretary

STATE OF WEST VIRGINIA,

COUNTY OF OHIO, TO WIT:

The foregoing Restated Articles of Incorporation of Wesbanco, Inc., a West Virginia corporation, were acknowledged before me this 27th day of August, 2015, by Todd F. Clossin, the President and Linda M. Woodfin, the Secretary of Wesbanco, Inc. for and on behalf of the corporation.

/s/ Karen S. Ellis
Notary Public
My commission expires:	7/15/2018

(SEAL)

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